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                                       BYLAWS
                                         OF
                                 CUTTER & BUCK INC.
                  (As amended and restated on September 26, 1997)

                                     ARTICLE I

                       REGISTERED OFFICE AND REGISTERED AGENT

     The registered office of the corporation shall be located in the state of Washington at such place as may be fixed from time to time by the board of directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of State of the state of Washington.

                                     ARTICLE II

                               SHAREHOLDERS' MEETINGS

     Section 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the corporation shall be held at the registered office of the corporation, or such other place as may be designated by the notice of the meeting, during the month of September each year, for the purpose of election of directors and for such other business as may properly come before the meeting.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders of the corporation may be called at any time by the president, or by a majority of the board of directors, or by the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting; provided that upon qualification of the corporation as a "public company" under the Washington Business Corporation Act, the percentage of votes required to call a special meeting shall be thirty percent (30%). No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The board of directors may designate any place as the place of any special meeting called by the president or the board of directors, and special meetings called at the request of shareholders shall be held at such place as may be determined by the board of directors and placed in the notice of such meetings.

     Section 3. NOTICE OF MEETINGS. Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. In the case of an annual meeting, such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, except that notice of an annual meeting to act on (i) an amendment to the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) a proposed sale, lease, exchange or other disposition of substantially all of the assets of the corporation other than in the usual or regular course of business, or (iv) the dissolution of the corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. In the case of a special

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meeting, such notice shall be given not less than fifty-five (55) nor more than sixty (60) days prior to the date of the meeting. Notice may be transmitted by mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation.

     Section 4. WAIVER OF NOTICE. Notice of the time, place, and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by the shareholder's attendance at the meeting in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     Section 5. QUORUM AND ADJOURNED MEETINGS. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum.

     Section 6. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 7. VOTING RECORD. After fixing a record date for a shareholders' meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder's agent, or a shareholder's attorney may inspect the shareholder's list, beginning ten days prior to the shareholders' meeting and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder's expense. The shareholders' list shall be kept open for inspection during such meeting or any adjournment.

     Section 8. VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in the shareholder's name on the books of the corporation. If a quorum exists, action on a matter, other than election of directors, is approved by a voting group of

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shareholders if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Articles of Incorporation or the Washington Business Corporation Act require a greater number of affirmative votes.

     Section 9. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the board of directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.

     Section 10. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of shareholders entitled to vote at the annual meeting, and (ii) who timely complies with the notice procedures and form of notice set forth in this Section 10.

     To be timely, a shareholder's notice must be given to the Secretary of the corporation and must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs.

     To be in proper form, a shareholder's notice must be in written form and must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules

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and regulations promulgated thereunder, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or by record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section
10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and the defective nomination shall be disregarded.

     Section 11. BUSINESS AT ANNUAL MEETINGS. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of shareholders of record on the date for the determination of shareholders entitled to vote at the annual meeting, and (ii) who timely complies with the notice procedures and form of notice set forth in this
Section 11.

     To be timely, a shareholder's notice must be given to the Secretary of the corporation and must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs.

     To be in proper form, a shareholder's notice must be in written form and must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (ii) the name and record address of the shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by each shareholder, (iv) a description of all arrangements or understandings between the

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shareholder and any other person or persons (including their names) in connection with the proposal of the business, and (v) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11; PROVIDED, HOWEVER, that, once the business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and the business shall not be transacted.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors except as otherwise provided by the laws of the state of Washington or in the Articles of Incorporation.

     Section 2. NUMBER. The number of directors of the corporation shall be six (6). The number of directors can be increased or decreased from time to time by the vote of the directors or shareholders to amend this Section 2, provided that the number of directors shall be not less than one, and provided further that no decrease shall shorten the term of any incumbent director.

     Section 3. TENURE AND QUALIFICATIONS. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of one third of the whole number of the board of directors, and all directors shall hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. At the first meeting held for election of the board of directors pursuant to such classification, directors of the first class shall be elected for a term of one year; directors of the second class shall be elected for a term of two years; directors of the third class shall be elected for a term of three years; and at each annual election thereafter, successors to the directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. Directors need not be residents of the state of Washington or shareholders of the corporation.

     Section 4. VACANCIES. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or a majority of the remaining directors if they do not constitute a quorum.

     Section 5. RESIGNATION. Any director may resign at any time by delivering written notice to the board of directors, its chairperson, the president or the secretary of the corporation. A

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resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     Section 6. REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed for "Cause," as hereinafter defined, by the holders of a majority of the stock issued and outstanding and entitled to vote at a special shareholders' meeting called for the purpose of removing the director(s); provided, however, that the directors elected by a particular class of shareholders may be removed only by the vote of the holders of a majority of the shares of such class. For purposes of this Section 7, "Cause" means:

          (a) willful and continued material failure, refusal or inability to perform one's duties to the corporation or the willful engaging in gross misconduct materially and demonstrably damaging to the corporation; or

          (b) conviction for any crime involving moral turpitude or any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the corporation or on one's ability to perform one's duties to the corporation.

     Section 8.  MEETINGS.

          (a) The annual meeting of the board of directors shall be held immediately after the annual shareholders' meeting at the same place as the annual shareholders' meeting or at such other place and at such time as may be determined by the directors. No notice of the annual meeting of the board of directors shall be necessary.

          (b) Special meetings may be called at any time and place upon the call of the president, secretary, or any director. Notice of the time and place of each special meeting shall be given by the secretary or the persons calling the meeting, by mail, private carrier, radio, telegraph, telegram, facsimile transmission, personal communication by telephone or otherwise at least two (2) days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any director by attendance thereat.

          (c) Regular meetings of the board of directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the board of directors. No notice of regular meetings of the board of directors shall be necessary.

          (d) At any meeting of the board of directors, any business may be transacted, and the board may exercise all of its powers.

     Section 9.  QUORUM AND VOTING.

          (a) A majority of the directors shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

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          (b)  If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at the meeting is the act of the board of directors.

     Section 10. COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

          (a) The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting;

          (b) The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

          (c) The director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 12. COMMITTEES. The board of directors, by resolution adopted by a majority of the full board of directors, may designate one or more committees from among its members, each of which must have two or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to: authorize or approve a distribution except according to a general formula or method prescribed by the board of directors; approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders; fill vacancies on the board of directors or on any of its committees; amend any Articles of Incorporation requiring shareholder approval; adopt, amend or repeal Bylaws; approve a plan of merger requiring shareholder approval; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the board of directors.

                                   ARTICLE IV

                     SPECIAL MEASURES FOR CORPORATE ACTION

     Section 1. ACTIONS BY WRITTEN CONSENT. Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which the corporation is formed, to be voted upon or approved at a duly called meeting of the directors, committee of directors, or shareholders

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may be accomplished without a meeting if one or more unanimous written consents of the respective directors or shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the directors, committee members, or shareholders, as the case may be. Action taken by unanimous written consent is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date. Action taken by unanimous written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date.

     Section 2. MEETINGS BY CONFERENCE TELEPHONE. Members of the board of directors, members of a committee of directors, or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.

                                   ARTICLE V

                                    OFFICERS

     Section 1. OFFICERS DESIGNATED. The officers of the corporation shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

     The board of directors may, in its discretion, elect a chairperson and one or more vice-chairpersons of the board of directors; and, if a chairperson has been elected, the chairperson shall, when present, preside at all meetings of the board of directors and the shareholders and shall have such other powers as the board may prescribe.

     Section 2. ELECTION, QUALIFICATION AND TERM OF OFFICE. Each of the officers shall be elected by the board of directors. None of said officers need be a director. The officers shall be elected by the board of directors at each annual meeting of the board of directors. Except as hereinafter provided, each of said officers shall hold office from the date of his or her election until the next annual meeting of the board of directors and until his or her successor shall have been duly elected and qualified.

     Section 3.  POWERS AND DUTIES.

          (a) CHAIRMAN. The chairman shall be the chief executive officer of the corporation and, subject to the direction and control of the board of directors, shall have general supervision and control over its property, business, and affairs. The chairman may sign any and all documents, deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties

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incident to such office and such other duties as may be prescribed by the board of directors from time to time.

          (b) PRESIDENT. In the absence of the chairman or in the event of the chairman's death, inability or refusal to act, the president shall perform the duties of the chairman and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman. The president shall perform such other duties as from time to time may be assigned by the chairman or by the board of directors.

          (c) VICE PRESIDENT. In the absence of the chairman and the president, or in the event of their death, inability or refusal to act, the vice president, or the vice presidents in the order designated at the time of their election or in the absence of any designation, then in the order of their election, shall perform the duties of the chairman and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman. Any vice president shall perform such other duties as from time to time may be assigned by the chairman, the president, or by the board of directors.

          (d) SECRETARY. The secretary shall: (1) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the corporation and affix the seal of the corporation to all documents as may be required; (4) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (5) sign with the chairman, the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (6) have general charge of the stock transfer books of the corporation; and (7) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chairman, the president or by the board of directors.

          (e) TREASURER. Subject to the direction and control of the board of directors, the treasurer shall have the custody, control, and disposition of the funds and securities of the corporation and shall account for the same; and, at the expiration of his or her term of office, he or she shall turn over to his or her successor all property of the corporation in his or her possession.

     Section 4. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries, when authorized by the board of directors, may sign with the chairman, the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chairman, the president or the board of directors.

     Section 5. REMOVAL. The board of directors shall have the right to remove any officer whenever in its judgment the best interests of the corporation will be served thereby.

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     Section 6.  VACANCIES.  The board of directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his or her successor shall have been duly elected and qualified.

     Section 7. SALARIES. The salaries of all officers of the corporation shall be fixed by the board of directors.

                                   ARTICLE VI

                               SHARE CERTIFICATES

     Section 1. ISSUANCE, FORM AND EXECUTION OF CERTIFICATES. No shares of the corporation shall be issued unless authorized by the board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, the value of noncash consideration, and a statement that the board has determined that such consideration is adequate. Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

          (a) The name of the corporation and that the corporation is organized under the laws of this state;

          (b)  The name of the person to whom issued; and

          (c) The number and class of shares and the designation of the series, if any, which such certificate represents. They shall be signed by two officers of the corporation, and the seal of the corporation may be affixed thereto. Certificates may be issued for fractional shares. No certificate shall be issued for any share until the consideration established for its issuance has been paid.

     Section 2. TRANSFERS. Shares may be transferred by delivery of the certificate therefor, accompanied either by an assignment in writing on the back of the certificate, written assignment separate from certificate, or written power of attorney to assign and transfer the same, signed by the record holder of the certificate. The board of directors may, by resolution, provide that beneficial owners of shares shall be deemed holders of record for certain specified purposes. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.

     Section 3. LOSS OR DESTRUCTION OF CERTIFICATES. In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory indemnity bond to the corporation. A new certificate may be issued without requiring any bond when in the judgment of the board of directors it is proper to do so.

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                                  ARTICLE VII

                               BOOKS AND RECORDS

     Section 1. BOOKS OF ACCOUNT, MINUTES AND SHARE REGISTER. The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors exercising the authority of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of the state of Washington.

     Section 2. COPIES OF RESOLUTIONS. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the board of directors or shareholders, when certified by the president or secretary.

                                  ARTICLE VIII

                              AMENDMENT OF BYLAWS

     The board of directors shall have the power to adopt, amend or repeal the bylaws or adopt new bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the bylaws.




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